EXHIBIT 23
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements listed below of MGIC Investment Corporation of our report dated January 12, 2000 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 12, 2000 relating to the financial statement schedules, which appears in this Form 10-K.

     1.   Registration Statement on Form S-8 (Registration No. 33-42120)

     2.   Registration Statement on Form S-8 (Registration No. 33-43543)




PRICEWATERHOUSECOOPERS LLP


Milwaukee, Wisconsin
March 24, 2000